AMENDMENT to

NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

CONSULTING AGREEMENT

THIS AMENDMENT (this “Amendment”), effective as of November 16, 2012, by and between Equinox Funds Trust, a statutory trust organized under the laws of the State of Delaware (the “Trust”), and Northern Lights Compliance Services, LLC, a Nebraska limited liability company (“NLCS”).

WHEREAS, the Trust and NLCS are parties to that certain Consulting Agreement effective December 20, 2010, by and between the Trust and NLCS (the “Consulting Agreement”).

WHEREAS, the Trust has requested that NLD amend the Underwriting Agreement to add the Equinox Campbell Strategy Fund, a new series of the Trust, and NLD has agreed to do so.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.

Amendments.

(a)

Appendix A hereby is deleted in its entirety and replaced with Appendix A attached hereto, as the same may be amended from time to time.

2.

Miscellaneous.

(a)

Except as amended hereby, the Consulting Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Signature Page Follows

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

EQUINOX FUNDS TRUST

By:  /s/Robert Enck

Name:  Robert Enck

Title:    President

NORTHERN LIGHTS COMPLIANCE SERVICES, LLC

By:  /s/Michael J. Wagner

Name:  Michael J. Wagner

Title:

President

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Amendment.

EQUINOX FUND MANAGEMENT, LLC

1775 Sherman Street, Suite 2500

Denver, Colorado 80203

By:  /s/Robert Enck

Name:  Robert Enck

Title:

President

Appendix A

Dated: December 20, 2010

Amended: February 17, 2011

Amended: May 11, 2011

Amended: November 16, 2012

Fund Name	Date of Board Approval
Equinox Commodity Strategy Fund	December 20, 2010
Equinox Event Driven Strategy Fund	February 17, 2011
Equinox Equity Long-Short Strategy Fund	February 17, 2011
Equinox Abraham Strategy Fund	May 11, 2011
Equinox Cantab Strategy Fund	May 11, 2011
Equinox Chesapeake Strategy Fund	May 11, 2011
Equinox Crabel Two Plus Strategy Fund	May 11, 2011
Equinox Eclipse Strategy Fund	May 11, 2011
Equinox John Locke Strategy Fund	May 11, 2011
Equinox Mesirow Strategy Fund	May 11, 2011
Equinox QCM Strategy Fund	May 11, 2011
Equinox QIM/WNTN Strategy Fund	May 11, 2011
Equinox Tiverton Strategy Fund	May 11, 2011
Equinox Campbell Strategy Fund	August 17, 2012